Exhibit 23.2

                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated May 14, 1994 included in Players International, Inc. Form 10-K for the year ended March 31, 1996 and to all references to our Firm included in this Registration Statement.

                                                     Arthur Andersen LLP

Las Vegas, Nevada
March 5, 1997